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                                                                    EXHIBIT 4.10



                               SECOND AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT

        This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made and entered into as of April 1, 2001, by and among Party City Corporation, a Delaware corporation (the "Company"), and each of the other parties whose names appear on the signature pages hereto (such other parties, the "Purchasers"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined).

                                     RECITAL

        WHEREAS, on August 16, 1999, the Company entered into a Securities Purchase Agreement with Tennenbaum & Co., LLC, TCO/Party City, LLC, Goldman, Sachs & Co., Goldman Sachs Credit Partners, L.P., Enhanced Retail Funding, LLC and Richmond Associates, L.P., as amended pursuant to the First Amendment to Securities Purchase Agreement dated as of January 14, 2000 (as amended, the "Purchase Agreement");

        WHEREAS, a Supermajority in Interest of the holders of the Notes is required to effect an amendment to the Purchase Agreement, and the Purchasers constitute a Supermajority in Interest; and

        WHEREAS, the Company and the Purchasers now desire to amend the Purchase Agreement in the manner set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers amend the Purchase Agreement as follows:

        1. AMENDMENT TO SECTION 9.21. Section 9.21 of the Purchase Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

        "9.21 [RESERVED]"

        2. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective upon its execution by the Company and a Supermajority in Interest of the Notes.


        3. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Purchase Agreement shall remain in full force and effect in accordance with their respective terms.


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               IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.


                               PARTY CITY CORPORATION



                               By:  /s/ Thomas E. Larson
                                    -----------------------------------
                                    Name:  Thomas E. Larson
                                    Title: CFO


                               PURCHASERS:


                               SPECIAL VALUE BOND FUND, LLC

                               By:  SVIM/MSM, LLC,
                                    its Managing Member


                                    By:  TENNENBAUM & CO., LLC,
                                         its Managing Member


                               By:  /s/ Michael E. Tennenbaum
                                    -----------------------------------
                                    Name:  Michael E. Tennenbaum
                                    Title: Managing Member


                              SPECIAL VALUE BOND FUND II, LLC

                              By:  SVIM/MSMII, LLC,
                                   its Managing Member


                                   By:  TENNENBAUM & CO., LLC,
                                        its Managing Member


                                   By:   /s/ Michael E. Tennenbaum
                                         -----------------------------
                                         Name:  Michael E. Tennenbaum
                                         Title: Managing Member



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                              GOLDMAN, SACHS & CO.

                               By: /s/ David Sabath
                                   -----------------------------------
                                   Name:  David Sabath
                                   Title: Authorized Signatory


                               GOLDMAN SACHS CREDIT PARTNERS, L.P.

                               By:  /s/ Mark Denatale
                                    ----------------------------------
                                    Name:  Mark Denatale
                                    Title: Authorized Signatory


                               ENHANCED RETAIL FUNDING, LLC

                               By:  /s/ Matthew R. Kahn
                                    -----------------------------------
                                    Name:  Matthew R. Kahn
                                    Title: President


                               CLYDE STREET INVESTMENT, LLC

                               By:  /s/ Ralph D. Dillon
                                    --------------------------------------
                                    Name:  Ralph D. Dillon
                                    Title: Managing Member


                               RICHMOND ASSOCIATES, L.P.

                               By:  MHM MANAGEMENT, INC.,
                                    its General Partner

                               By:   /s/ John F. Clausen
                                     --------------------------------------
                                     Name:  John F. Clausen
                                     Title: Vive President